                                                                  Exhibit 12(a)




                        J. C. Penney Company, Inc.
                    (the Company and all subsidiaries)

   Computation of Ratios of Available Income to Combined Fixed Charges
                 and Preferred Stock Dividend Requirement


                                            52 weeks     52 weeks
                                              ended        ended
                                            ---------    ---------
                                             Apr. 27,     Apr. 29,
                                               1996         1995
                                            ---------    ---------
($ Millions)

Income from continuing operations
  (before income taxes,
  before capitalized interest,
  but after preferred stock dividend)       $ 1,256      $ 1,537
                                            ---------    ---------
Fixed charges

  Interest (including capitalized
   interest)

     On operating leases                        102           95
     On short term debt                         120          108
     On long term debt                          268          232
     On capital leases                            5            7
     Other, net                                   1           (1)
                                            ---------    ---------
         Total fixed charges                    496          441

Preferred stock dividend, before taxes           48           49
                                            ---------    ---------
Combined fixed charges and preferred stock
  dividend requirement                          544          490
                                            ---------    ---------
Total available income                      $ 1,800      $ 2,027
                                            ---------    ---------
                                            ---------    ---------
Ratio of available income to combined
  fixed charges and preferred stock
  dividend requirement                          3.3          4.1
                                            ---------    ---------
                                            ---------    ---------


The interest cost of the LESOP notes guaranteed by the Company is not included in fixed charges above.

The Company believes that, due to the seasonal nature of its business, ratios for a period other than a 52 week period are inappropriate.


                                                                Exhibit 12(b)



                        J. C. Penney Company, Inc.
                    (the Company and all subsidiaries)

        Computation of Ratios of Available Income to Fixed Charges


                                                      52 weeks     52 weeks
                                                        ended        ended
                                                      --------     --------
                                                      Apr. 27,     Apr. 29,
                                                        1996         1995
                                                      --------     --------
($ Millions)

Income from continuing operations
  (before income taxes and
  before capitalized interest)                        $ 1,304      $ 1,586
                                                      --------     --------
Fixed charges

  Interest (including capitalized
   interest)

     On operating leases                                  102           95
     On short term debt                                   120          108
     On long term debt                                    268          232
     On capital leases                                      5            7
     Other, net                                             1           (1)
                                                      --------     --------
         Total fixed charges                              496          441
                                                      --------     --------
         Total available income                       $ 1,800      $ 2,027
                                                      --------     --------
                                                      --------     --------
Ratio of available income to fixed charges                3.6          4.6
                                                      --------     --------
                                                      --------     --------


The interest cost of the LESOP notes guaranteed by the Company is not included in fixed charges above.

The Company believes that, due to the seasonal nature of its business, ratios for a period other than a 52 week period are inappropriate.
